                                                                   EXHIBIT 10.31

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 21, 2001, between Cambridge Heart, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the Purchasers listed on SCHEDULE I attached hereto (each, a "PURCHASER" and collectively, the "PURCHASERS").

     WHEREAS:

     A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     B. The Company desires to sell, and the Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK") and warrants in the form of Exhibit A hereto (the "WARRANTS") to purchase shares of Common Stock. The shares of Common Stock issuable pursuant to this Agreement are referred to herein as the "SHARES." The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "WARRANT SHARES." The Shares, the Warrants and the Warrant Shares are referred to herein as the "SECURITIES."

     C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     D. All references herein to monetary denominations shall refer to lawful money of the United States of America.

     NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

     1.   PURCHASE AND SALE.

          (a) PURCHASE OF SHARES AND WARRANTS. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in
Section 6 and Section 7 below, the Company shall issue and sell to the Purchasers, and each Purchaser severally agrees to purchase from the Company, that number of Shares at a purchase price of $1.74 per Share, together with a Warrant to purchase that number of Warrant Shares, as set forth opposite such Purchaser's name on SCHEDULE I hereto, for the aggregate purchase price and consideration set forth opposite such Purchaser's name thereon.

          (b) DELIVERIES. At the Closing, the Company shall deliver to each Purchaser a duly executed certificate or certificates and duly executed Warrant agreements (in such denominations as such Purchaser may reasonably request) representing that number of Shares and Warrants set forth opposite such Purchaser's name on SCHEDULE I against payment of the purchase price therefor by wire transfer, in accordance with the Company's written wiring instructions.

          (c) CLOSING DATE. The issuance, sale and purchase of the Shares and the Warrants shall take place at a Closing (the "CLOSING"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and
Section 7 below, the Closing shall be held at the offices of Peter J. Wiseman, P.C., 444 E. 82nd St., New York, NY 10028 on December 21, 2001, or such other date and place as may be mutually agreed upon by the Company and the Purchasers. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE."

     2.   PURCHASERS' REPRESENTATIONS AND WARRANTIES.

     Each Purchaser hereby severally represents and warrants to the Company as follows:

          (a) PURCHASE FOR OWN ACCOUNT, ETC. Each Purchaser is purchasing the Securities for such Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or pursuant to sales duly registered under the Securities Act. Each Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of the Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchasers do not agree to hold the Securities for any minimum or other specific term and reserve the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption from the registration requirements under the Securities Act.

          (b) ACCREDITED INVESTOR STATUS. Each Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D, and was not organized for the purpose of this investment.

          (c) RELIANCE ON EXEMPTIONS. Each Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

          (d) INFORMATION. Each Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel. Each Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what each Purchaser believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by the Purchasers or its counsel or any of its representatives shall modify, amend or affect the Purchasers' right to rely on the Company's representations and warranties contained in Section 3 below. Each Purchaser understands that the Purchaser's investment in the Securities involves a high degree of risk.

          (e) GOVERNMENTAL REVIEW. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          (f) TRANSFER OR RESALE. Each Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(A) the resale of the Securities has been registered thereunder; or (B) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or (D) sold or transferred to an affiliate of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws other than pursuant to the Registration Rights Agreement. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations, including all applicable securities laws.

          (g) LEGENDS. Each Purchaser understands that until such time as the Securities have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser under Rule 144(k), certificates for the Securities may bear a restrictive legend in substantially the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

          The Company agrees that it shall, promptly after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the Shares and Warrant Shares may be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

          The legend set forth above shall be removed and the Company shall issue (or instruct the transfer agent to issue) a certificate without such legend to the holder of any Shares or Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (a) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares or Warrant Shares may be made without registration under the Securities Act; or (b) such holder provides the Company with reasonable assurances that such Shares or Warrant Shares can be sold under Rule 144(k).

          (h) RESIDENCY. Each Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on SCHEDULE I hereto.

          (i) AUTHORIZATION; ENFORCEMENT. Each Purchaser has full power and authority to enter into this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of each Purchaser and are valid and binding agreements of each Purchaser enforceable against each Purchaser in accordance with their terms; except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

     The Purchasers' representations and warranties made in Sections 2(a) through (h) are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Securities pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company should not rely on such representations and warranties for any other purpose.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each Purchaser as follows:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith. The Company has no SUBSIDIARIES. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify could have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the ability of the

Company to perform its obligations under this Agreement, the Warrants or the Registration Rights Agreement or (ii) the business, operations, properties or financial condition of the Company.

          (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Shares in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrant; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors or the Company's stockholders is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium laws or other similar laws affecting creditors' rights generally and general principles of equity.

          (c) STOCKHOLDER AUTHORIZATION. Neither the execution, delivery or performance by the Company of its obligations under this Agreement, the Warrants or the Registration Rights Agreement, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities) requires any consent or authorization of the Company's stockholders, including but not limited to consent under Rule 4350(i) promulgated by the National Association of Securities Dealers, Inc. (the "NASD") or any similar rule.

          (d) CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans and the number of shares issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, any shares of capital stock, is set forth on SCHEDULE 3(d). All of such shares of the Company's capital stock have been, or upon issuance, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on SCHEDULE 3(d), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company nor, other than in the ordinary course pursuant to the Company's existing employee stock option plan, are any such issuances or arrangements contemplated, and (ii) except as set forth on SCHEDULE 3(d), there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (other than the Registration Rights Agreement). None of the anti-dilution or similar provisions contained in any of the Company's issued and outstanding securities or instruments will be triggered by the issuance of the Securities in accordance with the terms of this Agreement and the Warrants. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), and the Company's Bylaws as in effect on the date hereof (the "BYLAWS").

          (e) ISSUANCE OF SHARES. The Shares and the Warrant Shares have been (or will be on or prior to the Closing) duly authorized and, upon issuance in accordance with the terms of this Agreement or upon exercise of the Warrant, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances. The Securities are not subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof.

          (f) NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents and, except as could not have a Material Adverse Effect, the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate could not have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Warrants, the Registration Rights Agreement and other than the filing of a Notification Form for Listing of Additional Shares with Nasdaq with respect to the Shares and Warrant Shares, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market ("NNM") and does not know of any grounds for the delisting of such Common Stock.

          (g) SEC DOCUMENTS, FINANCIAL STATEMENTS. Since January 1, 1999, the Company has timely filed (within applicable extension periods) each annual, quarterly, current and other report, registration statement, proxy statement, schedule, form, and other document required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and
(ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          (h) ABSENCE OF CERTAIN CHANGES. Since December 31, 2000, there has been no change or development in the business, properties, operations, financial condition or results of operations of the Company which could have a Material Adverse Effect, except as disclosed in the SEC Documents filed prior to the date hereof.

          (i) ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or NNM, pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its directors or officers in their capacities as such. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, could have a Material Adverse Effect on the Company.

          (j) INTELLECTUAL PROPERTY. The Company owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge necessary for the conduct of its business as now being conducted (collectively, "INTANGIBLES"). To the knowledge of the Company, it does not infringe and is not in conflict with any right of any other person with respect to any Intangibles. The Company has not received written notice of any pending conflict with or infringement upon such third party Intangibles. Except as disclosed in the SEC documents filed prior to the date hereof, the Company has not entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's ownership or right to use its Intangibles and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company.

          (k) FOREIGN CORRUPT PRACTICES. The Company has not, and to the knowledge of the Company, no director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (l) DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company under the Exchange Act.

          (m) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchasers is "arms-length" and, except for the Purchasers' representations and warranties in Section 2 hereof, any statement made by any Purchaser or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

          (n) FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

          (o) NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

          (p) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause the offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, the result of such integration which would require registration under the Securities Act, or any applicable stockholder approval provisions, including, without limitation, Rule 4350(i) of the NASD or any similar rule.

          (q) NO BROKERS. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Purchaser relating to this Agreement or the transactions contemplated hereby.

          (r)  INTENTIONALLY OMITTED.

          (s) TITLE. The Company owns no real property. The Company has good and merchantable title to all personal property owned by it that is material to the business of the Company free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such real property and facilities by the Company.

          (t) TAX STATUS. The Company has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns are presently being audited by any taxing authority.

          (u) KEY EMPLOYEES. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. To the Company's knowledge, no Key Employee is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any material liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company, any intention to terminate or limit his employment with, or services to, the Company, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "KEY EMPLOYEE" means the persons listed on SCHEDULE 3(u).

          (v) INSURANCE. The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed and sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties as are customarily carried by persons engaged in the same or similar business as the Company. No event has occurred that could give rise to a material default under any such policy.

          (w) ENVIRONMENTAL MATTERS. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that could involve a material capital expenditure by the Company or that could otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all material respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "HAZARDOUS SUBSTANCES" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

          (x) INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) APPLICATION TO TAKEOVER PROTECTION. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the laws of the state of incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement. None of the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreements will trigger any "poison pill" provisions of any of the Company's stockholders' rights plans or similar arrangements.

     4.   COVENANTS.

          (a) BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

          (b) FORM D: BLUE SKY LAWS. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. Within ten (10) days after the Closing Date, the Company shall file a Current Report on Form 8-K concerning this Agreement and the transactions contemplated hereby and attach this Agreement as an exhibit thereto.

          (c) REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

          (d) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities as set forth in SCHEDULE 4(d).

          (e) PARTICIPATION RIGHT. Subject to the terms and conditions specified in this Section 4(e), for a period of one year after the date that the Registration Statement the Company is required to file pursuant to Section 2(a) of the Registration Rights Agreement is declared effective, the Purchasers shall have a right to participate with respect to the issuance of (i) equity or equity-linked securities, or (ii) debt which is convertible into equity or in which there is an equity component ("ADDITIONAL SECURITIES") on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Purchaser in accordance with the following provisions:

                    (1) the Company shall deliver a notice (the "NOTICE") to the Purchasers stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms upon which it proposes to offer such Additional Securities, and (iv) the anticipated closing date of the sale of such Additional Securities.

                    (2) by written notification received by the Company, within fifteen (15) days after giving of the Notice, any Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities which equals the proportion that the number of shares of Common Stock purchased by such Purchaser pursuant to this Agreement and issuable upon exercise of Warrants held by such Purchaser bears to the total number of shares of Common Stock then outstanding. The Company shall promptly, in writing, inform each Purchaser which elects to purchase all of the Additional Securities available to it ("FULLY-EXERCISING PURCHASER") of any other Purchaser's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Purchaser shall be entitled to obtain that portion of the Additional Securities for which the Purchasers were entitled to subscribe but which were not subscribed for by the Purchasers which is equal to the proportion that the number of shares of Common Stock held by such Fully-Exercising Purchaser bears to the total number of shares of Common Stock held by all Fully-Exercising Purchasers who wish to purchase some of the unsubscribed shares;

                    (3) if all Additional Securities which the Purchasers are entitled to obtain pursuant to subsection 4(e)(B) are not elected to be obtained as provided in subsection 4(e)(B) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 4(e)(B) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived, and such Additional Securities shall not be offered or sold unless first reoffered to the Purchasers in accordance herewith;

                    (4) the participation right in this Section 4(e) shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an employee benefit plan or stock option plan (or similar equity incentive plan) approved by the Board of Directors, (ii) the issuance of securities in connection with a public offering at market that results in total proceeds to the Company exceeding $40,000,000, (iii) the issuance of securities in connection with a bona fide strategic business partnership approved by the Board of Directors, or (iv) any issuance of securities as to which the holders of a majority of the then outstanding Shares shall have executed a written waiver of the rights contained in this Section 4(e).

          (f) EXPENSES. The Company shall pay to Tail Wind, Inc. at the Closing, $5,000 for expenses incurred by The Tail Wind Fund, Ltd. ("TAIL WIND FUND") and its advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith ("EXPENSE PAYMENT"); provided, however, that Tail Wind Fund shall be permitted to deduct the Expense Payment from the purchase price payable by Tail Wind Fund hereunder. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (g)  INTENTIONALLY OMITTED.

          (h) RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon exercise of the Warrants.

          (i) LISTING. The Company shall maintain, for so long as a Purchaser owns any Securities, the listing of the Shares and Warrant Shares on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its commercially reasonable efforts to continue the listing and trading of its Common Stock on NNM, the Nasdaq Small Cap Market ("SMALLCAP"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to each Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on NNM or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

          (j) CORPORATE EXISTENCE. So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Warrants, the Registration Rights Agreement and the agreements and instruments entered into in connection herewith and therewith and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on NNM, the SmallCap, the NYSE or the AMEX.

          (k) NO INTEGRATED OFFERINGS. The Company shall not make any offers or sales of any security under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

          (l) LEGAL COMPLIANCE. The Company shall conduct its business in material compliance with all laws, ordinances or regulations of governmental entities applicable to such business.

          (m) INSPECTION OF PROPERTIES AND BOOKS. So long as any Purchaser shall hold any Securities, such Purchasers and its representatives and agents (collectively, the "INSPECTORS") shall have the right upon reasonable notice to the Company and during business hours, at the Purchasers' expense, to visit and inspect any of the properties of the Company, to examine the books of account and records of the Company, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Purchasers) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (b) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.

     5.   TRANSFER AGENT INSTRUCTIONS.

          (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Shares and, upon exercise of the Warrants, the Warrant Shares in such denominations as specified by such Purchaser to the Company.

          (b) The Company warrants that no instruction other than the instructions referred to in this Agreement, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

          (c) If a Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or a Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The obligation of the Company hereunder to issue and sell the Shares and the Warrants to the Purchasers hereunder is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived in writing by the Company at any time in its sole discretion:

          (a) Each of the Purchasers shall have executed this Agreement and the Registration Rights Agreement, and delivered executed original copies of the same to the Company.

          (b) Each Purchaser shall have delivered the purchase price set forth opposite its name on SCHEDULE I hereto for the Shares and the Warrants being purchased by it at the Closing in accordance with Section 1(b) above.

          (c) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

          (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.   CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.

     The obligation of the Purchasers hereunder to purchase the Shares and the Warrants from the Company hereunder is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that such conditions are for the Purchasers' sole benefit and may be waived in writing by the Purchasers at any time in the Purchasers' sole discretion:

          (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered executed original copies of the same to the Purchasers.

          (b) The Company shall have delivered to the Purchasers duly executed certificates and duly executed Warrant agreements (each in such denominations as each Purchaser shall reasonably request) representing the Shares and the Warrants being so purchased by the Purchasers at the Closing in accordance with
Section 1(b) above.

          (c) The Common Stock shall be listed on NNM and trading in the Common Stock (or NNM generally) shall not have been suspended.

          (d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by the Purchasers.

          (e) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

          (f) The Purchasers shall have received an opinion of Hale and Dorr LLP, dated as of the Closing Date in substantially the form of EXHIBIT C attached hereto.

          (g) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, financial condition or results of operations of the Company since the date hereof, and no information, of which the Purchasers are not currently aware, shall have come to the attention of the Purchasers that is materially adverse to the Company.

          (h) The Secretary of the Company shall deliver to the Purchasers at the Closing a certificate stating that all Board of Directors and stockholder approvals necessary to authorize the performance by the Company of its obligations contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of the Certificate of Incorporation (with any and all certificates of designation) and the Bylaws (as amended through the date of the Closing), certified by the Secretary of the Company as the true and correct copies thereof as of the

Closing; and (ii) a copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company, authorizing the execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of the Securities and other matters contemplated hereby.

     8.   GOVERNING LAW; MISCELLANEOUS.

          (a) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchasers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon the other party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of the parties to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page or pages hereof to be physically delivered to the other party within five (5) business days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

          (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the agreements and instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

          (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

              If to the Company:

              Cambridge Heart, Inc.
              1 Oak Park Drive
              Bedford, MA  01730
              Telephone:  (781) 271-1200
              Facsimile:  (781) 271-8431
              Attn:  President

              with a copy simultaneously transmitted by like means to:

              Hale and Dorr LLP
              60 State Street
              Boston, Massachusetts 02109
              Telephone:  (617) 526-6000
              Facsimile:  (617) 526-5000
              Attn:  John A. Burgess, Esq.

          If to a Purchaser, as set forth on such Purchaser's execution page hereto.

          Each party shall provide notice to the other party of any change in address.

          (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder. The Purchasers may assign and transfer some or all of their rights hereunder and some or all of the Securities without the prior consent of the Company. Notwithstanding anything to the contrary contained in this Agreement, the Warrants or the Registration Rights, the Securities may be pledged and all rights of a Purchaser under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser's margin or brokerage account, subject to compliance with applicable laws, rules and regulations, including all applicable securities laws.

          (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i) SURVIVAL. The representations and warranties and the agreements and covenants set forth in Sections 2, 3, 4, 5 and 8 hereof shall survive for two (2) years following the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by one party herein shall act as a waiver of any rights or remedies the other party may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless the Purchasers and each of the Purchasers' officers, directors, employees, partners, members, agents and affiliates for all losses or damages (including without limitation reasonable attorneys' fees) arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including without limitation the advancement of expenses as they are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 7(i) shall be the same as those set forth in Sections 6(a) and 6(c) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's right to assume the defense of claims.

          (j) PUBLICITY. The Company and Tail Wind Fund shall have the right to approve before issuance any press releases, Current Reports filed on Form 8-K, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of Tail Wind Fund, to make any press release or Current Report filed on Form 8-K with respect to such transactions as is required by applicable law and regulations (although the Company shall use commercially reasonable efforts to consult with Tail Wind Fund in connection with any such press release and filing prior to its release and shall provide Tail Wind Fund with a copy thereof). The Company shall issue a press release announcing the closing of this transaction within three (3) business days of the Closing Date.

          (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (l) TERMINATION. In the event that the Closing shall not have occurred on or before December 26, 2001 unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

          (m) JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Warrants and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

          (n) INTENTIONALLY OMITTED.

          (o) For purposes hereof, "BUSINESS DAY" means any day except Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close by law.

          (p) For purposes hereof, "knowledge of the Company" means (i) the actual knowledge of David A. Chazanovitz, Robert B. Palardy, Eric Dufford, Kevin
S. Librett or James W. Sheppard and (ii) that knowledge which such persons could have obtained if they had made the due inquiry and exercised the due diligence that a prudent business person would have made or exercised with respect to the management of his or her business affairs.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

CAMBRIDGE HEART, INC.

     By: /s/ David A. Chazanovitz
         -------------------------
         Name: David A. Chazanovitz
         Title: President and CEO

PURCHASER:

THE TAIL WIND FUND, LTD.

     By: /s/ A.P. MacKellar
         --------------------------
         Name: A.P. MacKellar
         Title: Director

RESIDENCE:          Bahamas

ADDRESS:            The Tail Wind Fund Ltd.
                    c/o Tail Wind Advisory and Management Ltd.
                    1 Regent Street, 1st Floor
                    London, SW1Y 4NS UK
                    Telephone:  44-171-468-7660
                    Telecopy:  44-171-468-7657
                    Attention:  David Cook

                    With a copy to:

                    Peter J. Weisman, P.C.
                    444 East 82nd Street, Apt 19C
                    New York, New York 10028
                    Telephone: 212-535-7818
                    Telecopy: 212-535-7878
                    Attention:  Peter J. Weisman, Esq.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

CAMBRIDGE HEART, INC.

     By: /s/ David A. Chazanovitz
        ------------------------------
        Name: David A. Chazanovitz
        Title: President & CEO

PURCHASER:

/s/ Robert P. Khederian
--------------------------------------
Robert P. Khederian

RESIDENCE:          Massachusetts

ADDRESS:            200 Pond Road
                    Wellesley, Massachusetts 02482
                    Telephone:
                    Telecopy:
                    Attention:  Robert P. Khederian

                                   SCHEDULE I

                            Number of Shares      Aggregate        No. of Warrant
Purchaser                    Being Purchased    Purchase Price         Shares
---------                   ----------------   ----------------   ----------------
The Tail Wind Fund, Ltd.        1,149,425         $2,000,000         459,770

Robert P. Khederian               431,034           $750,000         172,414
                            ------------------------------------------------------
TOTAL:                          1,580,459         $2,750,000         632,184

                                                                   FINAL VERSION


                                                                       EXHIBIT A
                                                TO SECURITIES PURCHASE AGREEMENT

     VOID AFTER 5:00 P.M., NEW YORK CITY
     TIME, ON DECEMBER 21, 2007

     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                         Right to Purchase _________ Shares of
                                         Common Stock, par value $.001 per share

Date: December 21, 2001

                              CAMBRIDGE HEART, INC.
                             STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, __________________, or its registered assigns, is entitled to purchase from Cambridge Heart, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof __________ fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $2.28. The number of shares of Common Stock purchasable hereunder shall be defined herein as "WARRANT SHARES." The Exercise Price is subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants of the Company issued pursuant to that certain Securities Purchase

Agreement, dated as of December 21, 2001, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT").
     This Warrant is subject to the following terms, provisions and conditions:

     E. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by written notice to the holder hereof), and upon
(i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is effectuating a Cashless Exercise (as defined in Section 11(c) hereof) pursuant to Section 11(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business date, on the next succeeding business date. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     F. PERIOD OF EXERCISE. This Warrant is immediately exercisable, at any time or from time to time on or after December 21, 2001 (the "ISSUE DATE") and before 5:00 p.m., New York City time, on the sixth (6th) anniversary of the Issue Date (the "EXERCISE PERIOD").

     G. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

     1. SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all liens, claims and encumbrances.

     2. RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of the shares of Common Stock listed on the face of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

     3. LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     4. CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     5. SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

     6. BLUE SKY LAWS. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

     H. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price hereunder shall be subject to adjustment from time to time as provided in this Section 4.

     1. ADJUSTMENT OF EXERCISE PRICE. Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever on or before the second anniversary date of the Issue Date the Company issues or sells (or becomes obligated to issue or sell), or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price (the "EFFECTIVE PRICE") on the Measurement Date (as herein defined) (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted to equal the Effective Price.

     Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 4(a) if such adjustment would result in an increase in the Exercise
Price.

     2. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

          (a) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price in effect on the Measurement Date ("BELOW EXERCISE PRICE OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Exercise Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Exercise Price Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Exercise Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Exercise Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Exercise Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Exercise Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof (determined in accordance with the calculation method set forth in (b)(ii) below) at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Exercise Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Exercise Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Exercise Price Options.

          (b) ISSUANCE OF CONVERTIBLE SECURITIES.

                    (1) If the Company in any manner issues or sells any Convertible Securities, which Convertible Securities do not have a fluctuating conversion or exercise price or exchange ratio, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Exercise Price in effect on the Measurement Date, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                    (2) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the Measurement Date of such Convertible Security was 75% of the Market Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Market Price at any time or times thereafter is less then or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

          (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (a) the amount of additional consideration payable to the Company upon the exercise of any Options; (b) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution and except when an adjustment is made pursuant to (ii)(B) above), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

          (d) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the holder of this Warrant may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "DISREGARDED SECURITIES") issued, granted or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this Section 4 for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining whether the shares of Common Stock issuable upon conversion of the convertible notes shall be deemed to be issued at a price per share below market price and, if so, for purposes of determining any adjustment to the Exercise Price hereunder as a result of the issuance of the Convertible Securities. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the holder hereof does not agree to such fair market value calculation within three (3) business days after receipt thereof from the Company, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company, provided, however if the fair market value determined by such investment banker differs by less than 10% from the fair market value determined by the Company, the cost of such appraisal shall be borne by the holder.

          (e) ISSUANCES PURSUANT TO EXISTING SECURITIES. If the Company, at any time on or before the second anniversary of the Issue Date, issues (or is obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in a security or instrument outstanding as of the date hereof but not included on Schedule 3(d) of the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company, at any time on or before the second anniversary of the Issue Date, issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in a security or instrument included on Schedule 3(d) of the Securities Purchase Agreement as a result of the issuance of the shares of Common Stock pursuant to the Securities Purchase Agreement and the Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified on Schedule 3(d) of the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration.

          (f) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date and set forth on
Schedule 3(d) of the

Securities Purchase Agreement in accordance with the terms of such securities as of such date, except to the extent provided for pursuant to (v) above; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of any securities in connection with a bona fide strategic business partnership approved by the Board of Directors; (iv) upon a public offering at market of Common Stock registered under the Securities Act generating in excess of $40,000,000 in gross cash proceeds to the Company (before underwriting discounts, commissions and fees; or (v) upon exercise of the Warrants.

     3. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

     4. ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     5. CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder hereof will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, where the consideration consists solely of cash, the holder hereof shall receive, in connection with such transaction, cash consideration equal to the fair market value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

     6. DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time during the Exercise Period, then the holder hereof shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with their terms prior to the expiration of the Exercise Period, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the holder hereof receives such securities pursuant to the exercise hereof.

     7. NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

     8. MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than $.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01.

     9. NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

     10.  OTHER NOTICES. In case at any time:

          (a) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

          (b) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

          (c) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(A) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder hereof.

     11. CERTAIN EVENTS. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in
Section 4(h) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

     12.  CERTAIN DEFINITIONS.

          (a) "MARKET PRICE," as of any date, (i) means the average of the last sales prices for the shares of Common Stock as reported on the Nasdaq National Market by Bloomberg Financial Markets ("BLOOMBERG") for the ten (10) consecutive Business Days immediately preceding such date, or (ii) if the Nasdaq National Market is not the principal trading market for the shares of Common Stock, the average of the reported last sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or (iii) if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sale price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

          (b) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(d) hereof, the stock or other securities or property provided for in such Section.

          (c) "MEASUREMENT DATE" means (i) for purposes of any private offering of securities under Section 4(2) of the Securities Act the date that the Company enters into legally binding definitive agreements for the issuance and sale of such securities and (ii) for purposes of any other issuance of securities, the date of issuance thereof.

     I. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     J. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     K.   TRANSFER, EXCHANGE, REDEMPTION AND REPLACEMENT OF WARRANT.

     1. RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, PROVIDED, HOWEVER, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and (g) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement. Each transferee of this Warrant or any portion thereof shall be bound by the restrictions set forth in Sections 4(n) and 4(o) of the Securities Purchase Agreement, which Sections are incorporated herein by reference. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in
Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

     2. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

     3. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     4. CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this
Section 7, this

Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

     5. WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     6. TRANSFER OR EXCHANGE WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; PROVIDED that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act; and PROVIDED FURTHER that no such opinion or letter shall be required in connection with a transfer an affiliate of a holder who agrees to sell or otherwise transfer the Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder) only in accordance with the provisions of this Section 7(f) and who is an "accredited investor."

     7. ADDITIONAL RESTRICTIONS ON EXERCISE OR TRANSFER. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Securities
Act) ("Aggregation Parties")
that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (a) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (b) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction described in Section 4(e) above.

     L. REGISTRATION RIGHTS. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

     M. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:


               Cambridge Heart, Inc.

               1 Oak Park Drive

               Bedford, Massachusetts  01730

               Telephone:  (781) 271-1200

               Facsimile:  (781) 275-8431

               Attn.:  President
               with a copy simultaneously transmitted by like means to:


               Hale and Dorr LLP

               60 State Street

               Boston, Massachusetts  02109

               Telephone:  (617) 526-6000

               Facsimile:  (617) 526-5000

               Attn:  John A. Burgess, Esq.


If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9;


               with a copy simultaneously transmitted by like means to:


               Peter J. Weisman, P.C.

               444 E. 82nd St.

               New York, NY  10028

               Telephone:  (212) 535-7818

               Facsimile:  (212) 535-7818


     N. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     O.   MISCELLANEOUS.

     1. AMENDMENTS. Except as provided in Section 7(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

     2. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     3. CASHLESS EXERCISE. At any time after the first anniversary of the Issue Date, this Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

     4. Business Day. For purposes of this Warrant, the term "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                    CAMBRIDGE HEART, INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                           FORM OF EXERCISE AGREEMENT


         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)


     To:  Cambridge Heart, Inc.

          1 Oak Park Drive

          Bedford, Massachusetts 01730

          Telephone: (781) 271-1200

          Facsimile: (781) 275-8431

          Attn: Chief Executive Officer

     The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of Cambridge Heart, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), evidenced by the attached Warrant, and herewith [makes payment of the Exercise Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant)], all in accordance with the conditions and provisions of said Warrant.

     The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

          ______ The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

          ______ In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

     The undersigned represents and warrants that ownership of the shares Common Stock issuable pursuant to this Exercise Agreement will not cause the undersigned to exceed the Restricted Ownership Percentage (as defined in Section 7(g) of such Warrant).

     The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________
                                             -----------------------------
                                                  Signature of Holder

                                             -----------------------------
                                                 Name of Holder (Print)
                                                 Address:

                                             -----------------------------

                                             -----------------------------

                                             -----------------------------

                                                                  EXECUTION COPY


                               FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

   Name of Assignee           Address                        No. of Shares
   ----------------           -------                        -------------

, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: _____________________, ____

In the presence of

------------------

                                  Name:
                                       -----------------------------------------

                                                                  EXECUTION COPY


                                  Signature:
                                            ------------------------------------

                                  Title of Signing Officer or Agent (if any):

                                  ----------------------------------------------

                                  Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                  Note: The above signature should correspond
                                        exactly with the name on the face of the within Warrant.